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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

American Express                                  American Express Receivables
 Centurion Bank                                     Financing Corporation II
--------------------------------------------------------------------------------
    (Exact name of co-registrants as specified in their respective charters)

           Utah                                       Delaware
   ---------------------                       ----------------------
  (State of incorporation                     (State of incorporation
      or organization)                            or organization)

        11-2869526                                   13-3854638
   ---------------------                       ----------------------
     (I.R.S. Employer                             (I.R.S. Employer
    Identification No.)                          Identification No.)

                                               World Financial Center
  6985 Union Park Center                          200 Vesey Street
      Midvale, Utah                              New York, New York
 ----------------------                        -----------------------
   (Address of principal                       (Address of principal
    executive offices)                           executive offices)


          84047                                         10285
       -----------                                   -----------
        (Zip Code)                                   (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                  American Express Credit Account Master Trust
          Class A Series 2000-4 Floating Rate Asset Backed Certificates
          Class B Series 2000-4 Floating Rate Asset Backed Certificates
             ------------------------------------------------------
                                (Title of Class)


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Item 1.1          Description of Registrant's Securities to be Registered

                  The description of the Class A Series 2000-4 Floating Rate Asset Backed Certificates and Class B Series 2000-4 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated June 13, 2000, and "Summary of Series Terms" and "Maturity Considerations" in the Series 2000-4 Prospectus Supplement, dated June 13, 2000 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.3).


Item 2.           Exhibits

           Exhibit 4.1         Pooling and Servicing Agreement, dated as of
                               May 16, 1996 (incorporated by reference to
                               Registration Statement No. 33-95784 filed on May 30, 1996).

           Exhibit 4.2 Series 2000-4 Supplement to the Pooling and Servicing Agreement, dated as of June 22, 2000.

           Exhibit 4.3         Series 2000-4 Prospectus, dated June 13,
                               2000, and Prospectus Supplement, dated June 13, 2000, as filed with the Securities and Exchange Commission on June 14, 2000 pursuant to Rule 424(b)(2).

           Exhibit 5.1         Form of specimens of certificates
                               representing the Class A Series 2000-4 Floating Rate Asset Backed Certificates and the Class B Series 2000-4 Floating Rate Asset Backed Certificates.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      AMERICAN EXPRESS CENTURION BANK


                                      By:    /s/ Maureen Ryan
                                          --------------------------------------
                                      Name:  Maureen Ryan
                                      Title: Assistant Treasurer

                                      AMERICAN EXPRESS RECEIVABLES
                                      FINANCING CORPORATION II


                                      By:    /s/ Leslie R. Scharfstein
                                          --------------------------------------
                                      Name:  Leslie R. Scharfstein
                                      Title: President



Date:   June 22, 2000


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                                INDEX TO EXHIBITS

       Exhibit
       Number                             Exhibit


           Exhibit 4.1         Pooling and Servicing Agreement, dated as of
                               May 16, 1996 (incorporated by reference to
                               Registration Statement No. 33-95784 filed on May 30, 1996).

           Exhibit 4.2 Series 2000-4 Supplement to the Pooling and Servicing Agreement, dated as of June 22, 2000.

           Exhibit 4.3         Series 2000-4 Prospectus, dated June 13,
                               2000, and Prospectus Supplement, dated June 13, 2000, as filed with the Securities and Exchange Commission on June 14, 2000 pursuant to Rule 424(b)(2).

           Exhibit 5.1         Form of specimens of certificates
                               representing the Class A Series 2000-4 Floating Rate Asset Backed Certificates and the Class B Series 2000-4 Floating Rate Asset Backed Certificates.